Exhibit 3.1
Effective May 8, 2013

AMENDED AND RESTATED BY-LAWS
of
PHILIP MORRIS INTERNATIONAL INC.
ARTICLE I

Meetings of Shareholders
Section 1.    Annual Meetings. - The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time and place as the Board of Directors may in its discretion determine.
Section 2.    Special Meetings. - Unless otherwise provided by law, special meetings of the shareholders may be called by the chairman of the Board of Directors or by order of the Board of Directors, whenever deemed necessary. At a special meeting of shareholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
Section 3.    Place of Meetings. - All meetings of the shareholders shall be held at such places as from time to time may be fixed by the Board of Directors.
Section 4.    Notice of Meetings. - Notice, stating the place, day and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (unless a different time is specified herein or by law) to each shareholder of record having voting power in respect of the business to be transacted thereat. Notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of the Corporation’s assets pursuant to § 13.1-724 of the Virginia Stock Corporation Act or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger or share exchange, domestication, entity conversion, or sale agreement.
Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice and delivered to the Secretary of the Company, either before or after the time of the meeting that is subject to such notice, shall be equivalent to the giving of such notice. A shareholder who attends a meeting shall be deemed to have (a) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (b) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented.

Section 5.    Quorum. - At all meetings of the shareholders, unless a greater number or voting by classes is required by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for that meeting. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation. Less than a quorum may adjourn a meeting.
Section 6.    Organization and Order of Business. - At all meetings of the shareholders, the chairman of the Board of Directors or, in the chairman’s absence, the chief executive officer, shall act as chairman. In the absence of the foregoing persons, or, if present, with their consent, a majority of the shares entitled to vote at such meeting may appoint any person to act as chairman. The secretary of the Corporation shall act as secretary at all meetings of the shareholders. In the absence of the secretary, the chairman may appoint any person to act as secretary of the meeting.
The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
At each annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 6. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 60 days before the date of the applicable annual meeting. A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder proposing such business, (c) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class, series, if any, and number of shares of stock of the Corporation beneficially owned by the shareholder and (e) any material interest of the shareholder in such business. The secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. The chairman of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 6. If the chairman should so determine, he or she shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to Rule 14a-8 or its successor provision).
Section 7.    Voting. - A shareholder may vote his or her shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting or to the inspector of election appointed in accordance with Section 9 at or prior to the time designated by the chairman or in the order of business for so delivering such proxies. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in the holder’s name on the books of the Corporation as of the date provided in the Virginia Stock Corporation Act. Unless required by statute or determined by the chairman to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such a proxy.
Section 8.    Written Authorization. - A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature.
Section 9.    Electronic Authorization. - A shareholder or a shareholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him or her as proxy by effecting or authorizing an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission. An electronic transmission shall contain or be accompanied by information from which one can determine that the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact authorized the transmission. For purposes of this Section 9 and the remainder of these By-Laws, “electronic transmission” has the meaning assigned to it in §13.1-603 of the Virginia Stock Corporation Act (or any successor provision). Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Section 10.    Inspectors. - At every meeting of the shareholders, the proxies shall be received and taken in charge, all ballots shall be received and counted and all questions concerning the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two or more inspectors. Such inspectors shall be appointed by the chairman of the meeting. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.
ARTICLE II

Board of Directors
Section 1.    General Powers. - The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.
Section 2.    Number. - The number of directors constituting the Board of Directors shall be thirteen.
Section 3.    Term of Office. - Each director shall serve for the term for which he or she shall have been elected and until a successor shall have been duly elected.
Section 4.    Nomination and Election of Directors.
(a)    Except as provided in subsection (b) of this Section 4, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.
(b)    Subsection (a) shall not apply to any election of directors if there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by shareholders. A nominee for director in an election to which this subsection (b) applies shall be elected by a plurality of the votes cast in such election.
(c)    At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 4. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a shareholder’s intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Corporation and received (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders, or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 60 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of shareholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such shareholder’s notice shall set forth (a) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder, (ii) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of stock of the Corporation beneficially owned by such shareholder and (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and (b) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation that are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination. The chairman of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 4. If the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
Section 5.    Organization. - At all meetings of the Board of Directors, the chairman of the Board of Directors or, in the absence of the chairman, the chief executive officer or, in the absence of the chief executive officer, a director chosen by a majority of other directors, shall act as chairman of the meeting. The secretary of the Corporation shall act as secretary at all meetings of the Board of Directors. In the absence of the secretary at such meeting, the chairman of the meeting shall appoint any person to act as secretary of the meeting.
Section 6.    Vacancies. - Any vacancy occurring in the Board of Directors, including a vacancy resulting from amending these By-Laws to increase the number of directors by 30 percent or less, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. The term of office of any director so elected shall expire at the next shareholders’ meeting at which directors are elected.
Section 7.    Chairman of the Board of Directors. - The chairman of the Board of Directors shall preside at meetings of the shareholders and of the Board of Directors and shall be responsible to the Board of Directors. The chairman shall be a member of the executive committee if one is established by the Board of Directors. The chairman shall, from time to time, report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require be brought to its notice. The chairman shall do and perform such other duties as from time to time as the Board of Directors may prescribe.
Section 8.    Place of Meeting. - Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Virginia.
Section 9.    Organizational Meeting. - The annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of shareholders and at the same place, without the requirement of any notice other than this provision of the By-Laws.
Section 10.    Regular Meetings: Notice. - Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine. Notice of such meetings need not be given if the time and place have been fixed at a previous meeting.
Section 11.    Special Meetings. - Special meetings of the Board of Directors shall be held whenever called by order of the chairman of the Board of Directors. Notice of each such meeting of the Board of Directors, which need not specify the business to be transacted thereat, shall be mailed to each director, addressed to his or her residence or usual place of business, at least twenty-four hours before the day on which the meeting is to be held, or be delivered by a form of electronic transmission as previously consented to by the director to whom notice is given or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 12.    Waiver of Notice. - Whenever any notice is required to be given to a director of any meeting for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 13.    Quorum and Manner of Acting. - Except where otherwise provided by law, a majority of the directors fixed by these By-Laws at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum be had. Notice of any such adjourned meeting need not be given.
Section 14.    Order of Business. - At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.
Section 15.    Committees. - In addition to the executive committee authorized by Article III of these By-Laws, other committees, consisting of two or more directors, may be designated by the Board of Directors by a resolution adopted by the greater number of (a) a majority of all directors in office at the time the action is being taken or (b) the number of directors required to take action under Article II, Section 13 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

ARTICLE III

Executive Committee
Section 1.    How Constituted and Powers. - The Board of Directors, by resolution adopted pursuant to Article II, Section 15 hereof, may designate two or more directors to constitute an executive committee, who shall serve at the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.
Section 2.    Organization, Etc. - The executive committee may choose a chairman and secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.
Section 3.    Meetings. - Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each member of the committee, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be by a form of electronic transmission as previously consented to by the director to whom notice is given or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.
Section 4.    Quorum and Manner of Acting. - A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.
Section 5.    Removal. - Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.
Section 6.    Vacancies. - Any vacancy in the executive committee shall be filled by the Board of Directors.

ARTICLE IV

Officers
Section 1.    Officers. - The officers of the Corporation shall be a chairman, who shall also be a director, a chief executive officer, a chief financial officer, a treasurer, one or more vice presidents, a secretary and such other officers, including vice chairman (who shall not be a director unless otherwise properly elected to the Board of Directors), as may from time to time be chosen by the Board of Directors. Any two or more offices may be held by the same person.
Section 2.    Election, Term of Office and Qualifications. - All officers of the Corporation shall be chosen annually by the Board of Directors, and each officer shall hold office until a successor shall have been duly chosen and qualified or until the officer resigns or is removed in the manner hereinafter provided.
Section 3.    Vacancies. - If any vacancy shall occur among the officers of the Corporation, such vacancy shall be filled by the Board of Directors.
Section 4.    Other Officers, Agents and Employees - Their Powers and Duties. - The Board of Directors may from time to time appoint such other officers as the Board of Directors may deem necessary, to hold office for such time as may be designated by it or during its pleasure, and the Board of Directors or the chief executive officer may appoint, from time to time, such agents and employees of the Corporation as may be deemed proper, and may authorize any officers to appoint and remove agents and employees. The Board of Directors or the chief executive officer may from time to time prescribe the powers and duties of such other officers, agents and employees of the Corporation.

Section 5.    Removal. - Any officer, agent or employee of the Corporation may be removed, either with or without cause, by the Board of Directors or, in the case of any agent or employee not appointed by the Board of Directors, by an officer or employee upon whom such power of removal may be conferred by the Board of Directors or the chief executive officer.
Section 6.    Chairman. - The chairman shall be an executive officer and shall have all the powers commonly incident to such position or that may be delegated from time to time by the Board of Directors.
Section 7.    Chief Executive Officer. - The chief executive officer shall have ultimate authority over the day-to-day management of the affairs and business of the Corporation and shall from time to time report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require to be brought to the Board of Directors’ notice. The chief executive officer shall be responsible to the Board of Directors and shall perform such duties as shall be assigned to him or her by the Board of Directors.
Section 8.    Vice Presidents. - The vice presidents of the Corporation shall assist the chief executive officer in carrying out his or her duties and shall perform those duties that may from time to time be assigned to them.
Section 9.    Chief Financial Officer. - The chief financial officer shall be a vice president of the Corporation and shall be responsible for the management and supervision of the financial affairs of the Corporation.
Section 10.    Treasurer. - The treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may from time to time designate. The treasurer shall render to the Board of Directors, the chairman of the Board of Directors, the chief executive officer, and the chief financial officer, whenever required by any of them, an account of all of his or her transactions as treasurer. The treasurer shall perform such other duties as from time to time may be assigned to him or her.
Section 11.    Secretary. - The secretary shall prepare and keep the minutes of all meetings of the shareholders and of the Board of Directors in a book or books kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the secretary’s office, or as the Board of Directors or chief executive officer may from time to time prescribe.
Section 12.    Executive Compensation. - The Board of Directors or a specially designated committee thereof shall have authority to fix the compensation of all officers of the Corporation.

Section 13.    Temporary Duties. - In the event an officer of the Company is unavailable to perform his or her duties for any reason, and notwithstanding any provision of these By-Laws to the contrary, the Board of Directors is authorized to elect any director or officer of the Company to fill such position on a temporary basis. Any person so elected shall have such title as may be conferred by the Board of Directors; shall, unless limited by the resolution electing such person, have all the powers and duties of the office being temporarily filled as set forth in these By-Laws; and shall hold such office until the Board of Directors determines the original officer is again available to serve or until such temporary officer resigns or is removed by the Board of Directors.
ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.
Section 1.    Contracts. - The chief executive officer, any vice president and such other persons as the chief executive officer or the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation; no other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.
Section 2.    Loans. - The chief executive officer, any vice president and such other persons as the chief executive officer or the Board of Directors may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same.
Section 3.    Voting of Stock Held. - The chief executive officer, any vice president or the secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name of the Corporation, to cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal or otherwise such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chief executive officer, any vice president or the secretary may attend in person any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE VI

Capital Stock
Certificates representing shares of the Corporation shall be signed by the chief executive officer and the secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be by facsimile. Notwithstanding the provisions of this Section, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
ARTICLE VII

Control Share Acquisitions
The provisions of Article 14.1 of the Virginia Stock Corporation Act governing control share acquisitions shall not apply to acquisitions of shares of the Corporation.
ARTICLE VIII
Seal
The Board of Directors shall provide a suitable seal or seals, which shall be in the form of a circle, and shall bear around the circumference the name of the Corporation, the word “Seal” and in the center the word and figures “Virginia, 2006.”
ARTICLE IX

Fiscal Year
The fiscal year of the Corporation shall be the calendar year.
ARTICLE X

Amendment
The power to alter, amend or repeal the By-Laws of the Corporation or to adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed by the shareholders, or new By-Laws may be adopted by the shareholders, and the shareholders may prescribe that any By-Laws made by them shall not be altered, amended or repealed by the directors.
ARTICLE XI

Emergency By-Laws
If a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event, and only in such event, these By-Laws shall, without further action by the

Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:
Section 1.    Section 6 of Article II shall read as follows:
Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors called in accordance with these By-Laws.
Section 2.    The first sentence of Section 11 of Article II shall read as follows:
Special meetings of the Board of Directors shall be held whenever called by order of any person having the powers and duties of the chairman of the Board of Directors.
Section 3.    Section 13 of Article II shall read as follows:
The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors, provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.
In addition, in case of a catastrophic event, the Board of Directors may have such emergency powers as may be permitted by the Virginia Stock Corporation Act.